 SmartHeat Inc. Announces Record 2009 Annual Results
Anticipates Rapid Earnings Growth in 2010 from Clean Technology Energy Savings
Product Sales

•	2009 revenue of $82.56 million, up 153% compared to $32.68 million in 2008
•	2009 net income of $15.44 million, up 144% compared to $6.34 million in 2008
•	2009 earnings per share (EPS) of $0.58, up 100% compared to $0.29 in 2008
•	Positive signs of economic growth in China, anticipates earnings growth momentum to continue into 2010

NEW YORK, March 31, 2010 /PRNewswire-Asia/ -- SmartHeat Inc.

(Nasdaq: HEAT; website: www.smartheatinc.com), a market leader in China's clean technology energy savings industry announced today record audited 2009 financial results for the fiscal year ended December 31, 2009. SmartHeat's products significantly reduce heat energy costs, increase energy efficiency and reduce air pollution.

James Jun Wang, Chairman & CEO of SmartHeat, commented, “We are excited to announce our outstanding financial performance for the fiscal year ending in 2009 which exceeded our expectations. Our 2009 financial results are the result of a continued favorable market environment for our industry and the successful execution of our growth strategies. China's energy savings industry continues to be supported by the Chinese government and receives significant funding through government initiatives. In addition, China's economic rebound in the fourth quarter has created a positive environment for growth in 2010 as we expect significant benefits from the continued transition to cleaner technologies and energy saving equipment.”

Fiscal Year 2009 Financial Performance

Revenues were $82.56 million in fiscal year 2009 compared to $32.68 million in 2008, a 153% increase. The significant revenue increase was due to significant sales growth across all product lines as a result of:

•	Increasing our traditional heat supply sales as a result of growth in the China domestic infrastructure construction industry, accounting for $37.62 million or 45.6% of total sales; and

•	Adding new customers in the chemical, engineering, electric power and metal smelting industries, accounting for $25.42 million or 30.7% of our total sales; and

•	Rising heat meter sales, accounting for $7.98 million or approximately 9.7% of total sales.

Gross profit was $29.10 million in fiscal year 2009 compared to $10.96 million in 2008, a 165.51% increase. Gross profit increased primarily due to the decreased cost of goods sold as a percentage of sales while our sales continued to increase.

Operating expenses were $10.92 million in fiscal year 2009 compared to $3.42 million in 2008, a 219% increase. Operating expenses increased because of the higher general and administrative expenses incurred as a result of our growth in sales and production and fees and expenses associated with becoming a public company in 2008.

Operating income was $18.18 million in fiscal year 2009 compared to $7.54 million in 2008, a 141.11% increase. Operating income increased as a result of continued economies of scale in production costs combined with the rapid growth in revenues and improved operating efficiency.

Net income was $15.44 million in fiscal year 2009 compared to $6.34 million in 2008, a 144% increase. Earnings per share were $0.58 in fiscal year 2009 compared to $0.29 in 2008 a 100% increase. In addition to the increased revenue and income from operations, net income and EPS both benefited from a decrease in the tax rate during the year from 18% to 15%.

Management Comments: 2009 Financial Results and 2010 Market Guidance

Mr. Wang commented: “Our audited 2009 financial results exceeded management’s financial performance targets as we described in early 2009. SmartHeat expects to experience significant product sales in 2010 as we anticipate a broader domestic economic expansion in China. China’s businesses and residences are in the process of becoming more energy efficient and environmentally friendly due to economic incentives and policies. SmartHeat will benefit from this process. As a result, SmartHeat anticipates continued strong product sales and earnings growth in 2010 from all sectors of our customer base: government, industrial, commercial and consumers.

Investor Conference Call Instructions:

SmartHeat management will host an earnings conference call to discuss its 2009 financial results and business outlook for 2010.

Date and time: 7:30 am U.S. Eastern Daylight Time, Wednesday March 31, 2010

Participant dial-in numbers:

U.S. toll free number:	1 888 339-2688
International direct dial-in:	1 617 847-3007
Conference pass code:	119 470 41

To listen to a replay of the earnings conference call:

U.S. toll free number:	1 888 286-8010
International direct dial in:	1 617 801-6888
Conference pass code:	628 492 79

About SmartHeat Inc.

Founded by James Jun Wang, a former executive at Honeywell China, SmartHeat Inc. (www.smartheatinc.com) is a NASDAQ Global Market listed (Nasdaq: HEAT) US company with its primary operations in China. SmartHeat is a market leader in China's clean technology energy savings industry. SmartHeat manufactures standard plate heat exchangers (PHEs), custom plate heat exchanger units (PHE Units) and heat meters. SmartHeat's products directly address air pollution problems in China where massive coal burning for cooking and heating purposes is the only source of economical heat energy in China. With broad product applications, SmartHeat's products significantly reduce heating costs, increase energy use and reduce air pollution. SmartHeat's customers include global Fortune 500 companies as well as municipalities and industrial/residential users. China's heat transfer market is currently estimated at approximately $2.4 billion with double-digit annual growth according to China Heating Association.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ from the company's expectations. SmartHeat's actual results may differ from its projections. Further, preliminary results are subject to normal year-end adjustments. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect SmartHeat's current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in SmartHeat's filings with the Securities and Exchange Commission.

Corporate Communications Contact:
Ms. Jane Ai, Corporate Secretary
SmartHeat Inc.
Tel: 011-86-24-25363366
Email: info@SmartHeatinc.com

SMARTHEAT INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND 2008

	2009	2008
ASSETS

CURRENT ASSETS
Cash & cash equivalents	$48,967,992	$1,435,212
Restricted cash	1,301,573	462,048
Accounts receivable, net	31,887,785	11,390,169
Retentions receivable	885,642	290,852
Advances to suppliers	7,657,791	412,524
Other receivables, prepayments and deposits	3,572,600	698,834
Inventories	11,259,273	6,107,583
Notes receivable - bank acceptances	397,248	14,631

Total current assets	105,929,904	20,811,853

NON-CURRENT ASSETS
Restricted cash	48,361	219,472
Accounts receivable, net	237,384	310,810
Retentions receivable	349,931	166,912
Intangible assets, net	4,071,021	1,155,131
Property and equipment, net	7,739,609	2,436,553

Total noncurrent assets	12,446,306	4,288,878

TOTAL ASSETS	$118,376,210	$25,100,731

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$3,493,196	$1,210,906
Unearned revenue	2,130,637	850,408
Taxes payable	2,140,627	1,327,775
Accrued liabilities and other payables	3,685,272	1,330,812
Due to minority shareholder	-	5,303
Notes payable - bank acceptances	1,806,564	-
Loans payable	4,393,544	2,443,450

Total current liabilities	17,649,840	7,168,654

DEFERRED TAX LIABILITY	8,526	38,854

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 75,000,000 shares authorized, 32,794,875 and 24,179,900 shares issued and outstanding at December 31, 2009 and 2008, respectively	32,795	24,180
Paid in capital	74,917,370	8,223,453
Statutory reserve	2,872,006	1,150,542
Accumulated other comprehensive income	969,988	984,629
Retained earnings	21,231,484	7,510,419

Total Company stockholders' equity	100,023,643	17,893,223

NONCONTROLLING INTEREST	694,201	-

TOTAL EQUITY	100,717,844	17,893,223

TOTAL LIABILITIES AND EQUITY	$118,376,210	$25,100,731

SMARTHEAT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	YEARS ENDED DECEMBER 31,
	2009	2008

Net sales	$82,563,869	$32,676,082

Cost of goods sold	53,467,805	21,717,735

Gross profit	29,096,064	10,958,347

Operating expenses
Selling expenses	3,934,749	1,564,977
General and administrative expenses	6,986,116	1,851,693

Total operating expenses	10,920,865	3,416,670

Income from operations	18,175,199	7,541,677

Non-operating income (expenses)
Interest income	409,221	405,266
Interest expense	(518,382)	(314,192)
Financial expense	(30,304)	-
Other income	116,795	11,738
Other expenses	(2,838)	(13,709)
Exchange loss	(26,255)	(12,044)
Subsidy income	165,598	16,230

Total non-operating income, net	113,835	93,289

Income before income tax	18,289,034	7,634,966

Income tax expense	2,858,186	1,293,660

Income from operations	15,430,848	6,341,306

Less: Income (loss) attributable to noncontrolling interest	(11,681)	5,966

Net income to SmartHeat Inc	15,442,529	6,335,340

Other comprehensive item Foreign currency translation	(14,641)	510,770

Comprehensive Income	$15,427,888	$6,846,110

Basic weighted average shares outstanding	26,535,502	22,176,322

Diluted weighted average shares outstanding	26,592,066	22,176,432

Basic earnings per share	$0.58	$0.29

Diluted earnings per share	$0.58	$0.29

SMARTHEAT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	YEARS ENDED DECEMBER 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Income including noncontrolling interest	$15,430,848	$6,341,306
Adjustments to reconcile income including noncontrolling interest to net cash used in operating activities:
Depreciation and amortization	635,368	252,598
Unearned interest on accounts receivable	120,522	(127,819)
Stock option compensation expense	3,292	5,613
Changes in deferred tax liability	(30,353)	(163)
(Increase) decrease in current assets:
Accounts receivable	(20,724,401)	(4,943,868)
Retentions receivable	(777,062)	(74,797)
Advances to suppliers	(7,233,127)	62,759
Other receivables, prepayments and deposits	(2,230,595)	182,577
Inventory	(5,143,857)	2,405,678
Increase (decrease) in current liabilities:
Accounts payable	4,051,684	(2,389,649)
Unearned revenue	1,278,907	(2,993,636)
Taxes payable	811,275	779,408
Accrued liabilities and other payables	(5,776,850)	(261,040)

Net cash used in operating activities	(19,584,349)	(761,033)

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted cash	(667,502)	(108,040)
Cash purchased at acquisition	-	55,426
Acquisition of property & equipment	(942,442)	(439,861)
Notes receivable	-	(14,635)

Net cash used in investing activities	(1,609,944)	(507,110)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash contribution from noncontrolling interest	705,882	-
Change in due to minority shareholders	-	(663)
Repayment to shareholder	-	(343,913)
Proceeds from short term loans	4,552,774	5,136,069
Repayment on short term loans	(1,870,976)	(7,583,873)
Warrants exercised	380,850	-
Shares issued	65,007,390	5,100,000

Net cash provided by financing activities	68,775,920	2,307,620

EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	(48,847)	2,588

NET INCREASE IN CASH & CASH EQUIVALENTS	47,532,780	1,042,065

CASH & CASH EQUIVALENTS, BEGINNING OF YEAR	1,435,212	393,147

CASH & CASH EQUIVALENTS, END OF YEAR	$48,967,992	$1,435,212

Supplemental Cash flow data:
Income tax paid	$1,500,415	$660,127
Interest paid	$338,513	$274,969

CONTACT:  Corporate Contact: Ms. Jane Ai, Corporate Secretary, SmartHeat Inc., 011-86-24-25363366, info@SmartHeatinc.com